As filed with the Securities and Exchange Commission on September 24, 1997.
									Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________

SHELDAHL, INC.
(Exact name of registrant as specified in its charter)
	Minnesota	41-0758073
	(State or other jurisdiction of	(I.R.S. Employer
	incorporation or organization)	Identification No.)
1150 Sheldahl Road
Northfield, Minnesota 55057
(Address of Principal Executive Offices and zip code)
____________________________

SHELDAHL, INC.
1994 STOCK PLAN
(Full title of the Plan)
____________________________
								Copy to:
	James E. Donaghy					Charles P. Moorse
	President						Kristin L. Johnson
	1150 Sheldahl Road  				Lindquist & Vennum P.L.L.P.
	Northfield, Minnesota 55057			4200 IDS Center
	(507) 663-8000					Minneapolis, MN 55402
	(Name, address and telephone			(612) 371-3211
	 number, including area code,
	 of agent for service)


CALCULATION OF REGISTRATION FEE


		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price	Offering	Registration
Registered	Registered	Per Share(1)	Price(1)	Fee

Common Stock,	 400,000 shares(2)	$20.125       $8,050,000	$2,440.00
$.25 par value,
to be issued pursuant
to Sheldahl, Inc.
1994 Stock Plan

(1)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company's Common Stock on the Nasdaq National
Market on September 19, 1997.

(2) 600,000 shares were registered on Form S-8 (File No. 33-58549) on April 12, 1995 and 400,000 shares are being registered herewith.

INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT
BY REFERENCE

	A Registration Statement on Form S-8 (File No. 33-58549) was filed with the Securities and Exchange Commission on April 12, 1995 covering the registraton of 600,000 shares initially authorized for issuance under the Company's 1994 Stock Plan (the "Plan"). A filing fee of $3,077.58 was paid at the time that Registration Statement was filed. Pursuant to General Instruction E of Form S-8 and Rule 429, this Registration Statement is being filed to register an additional 400,000 shares authorized under the Plan. An amendment to the Plan to increase the reserved and authorized number of shares under the Plan by 400,000 was authorized by the Company's Board of Directors on October 31, 1996 and such amendment was approved by the Company's shareholders on January 8, 1997. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statement.
The contents of the prior Registration Statement are incorporated herein by reference.

PART I

	Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

PART II

Item 3.  Incorporation of Documents by Reference.
_________________________________________________

	The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

	(a)	The Annual Report of the Company on Form 10-K for the fiscal year ended August 30, 1996.

	(b)	The Definitive Proxy Statement dated November 27, 1996 for the
1997 Annual Meeting of Shareholders held January 8, 1997.

	(c)	The Quarterly Reports of the Company on Form 10-Q for the quarters ended November 29, 1996, February 28, 1997 and May 30, 1997.

	(d)	The description of the Company's Common Stock as set forth in the
Company's Form S-2 Registration Statement dated June 22, 1994
(Registration No. 33-79266), including any amendment or report filed for the purpose of updating such description.

	All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
___________________________________

	Not applicable.


Item 5.  Interests of Named Experts and Counsel.
________________________________________________

	Gerald E. Magnuson, Secretary of the Company, is Of Counsel with Lindquist & Vennum P.L.L.P., which is the law firm passing on the validity of the securities issued under the Plan.

Item 6.  Indemnification of Directors and Officers.
___________________________________________________

	Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

(1)	Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

(2)	Acted in good faith;

(3)	Received no improper personal benefit and section 302A.255
(Director Conflicts of Interest), if applicable, has been satisfied;

(4)	In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

(5)	In the case of acts or omissions occurring in the official
capacity described in subdivision 1, paragraph (c), clause (1) or
(2), reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (3), reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.


Item 7.  Exemption from Registration Claimed.
_____________________________________________

	Not applicable.


Item 8.  Exhibits.
__________________

4.1	Sheldahl, Inc. 1994 Stock Plan, as amended

5.1	Opinion and Consent of Lindquist & Vennum P.L.L.P.

23.1	Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)

23.2	Consent of Arthur Andersen LLP, independent public accountants

24.1	Power of Attorney (set forth on the signature page hereof)


Item 9.  Undertakings.
______________________

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

	(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

	(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

	Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

	(2)	That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Minnesota, on September 19, 1997.

					SHELDAHL, INC.


					By	/s/ James E. Donaghy
						James E. Donaghy, President


POWER OF ATTORNEY

	The undersigned officers and directors of Sheldahl, Inc. hereby constitute and appoint James E. Donaghy and Gerald E. Magnuson, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on September 19, 1997 in the capacities indicated.


Signatures
__________

 /s/ James E. Donaghy
James E. Donaghy, President,
Chief Executive Officer (Principal
Executive Officer) and Director


 /s/ John V. McManus
John V. McManus, Vice
President and Chief Financial
Officer (Principal Financial
Officer)


 /s/ James S. Womack
James S. Womack, Chairman of
the Board


 /s/ Richard S. Wilcox
Richard S. Wilcox, Director


 /s/ Kenneth J. Roering
Kenneth J. Roering, Director


 /s/ William B. Miller
William B. Miller, Director


 /s/ Gerald E. Magnuson
Gerald E. Magnuson, Director


 /s/ John G. Kassakian
John G. Kassakian, Director


 /s/ Beekman Winthrop
Beekman Winthrop, Director